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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): November 16, 2005


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                     0-16421                    52-1518642
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                 Number)                Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 3.01    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
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             OR STANDARD
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(a)   On November 16, 2005, Provident Bankshares Corporation ("Provident" or the
Company") received a Staff Determination letter from the Nasdaq Stock Market indicating Provident's non-compliance with Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to file with Nasdaq copies of all reports and other documents filed with the SEC on or before the date they are required to be filed with the SEC. Compliance with Marketplace
Rule 4310(c)(14) is necessary for the continued listing of the Company's common stock on the Nasdaq Stock Market. The November 16, 2005 Nasdaq Staff Determination letter was issued due to the Company's delay in the filing of its Form 10-Q for the period ended September 30, 2005 past its due date. The Company filed its Form 10-Q for the period ended September 30, 2005 with the SEC on November 17, 2005. On November 17, 2005, Provident received notice from the Nasdaq Stock Market that the filing of its Form 10-Q for the period ended September 30, 2005 had brought the Company into compliance with Nasdaq Marketplace Rule 4310(c)(14) and the matter is now closed. The Company issued a press release regarding these matters which is attached as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND OTHER EXHIBITS
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              Exhibit 99.1    Press Release dated November 17, 2005






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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PROVIDENT BANKSHARES CORPORATION



                                       /s/ Robert L. Davis
                                       -----------------------------------------
                                       Robert L. Davis
                                       Corporate Secretary and General Counsel

Date:  November 17, 2005





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